Exhibit 10.28.5

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (the “Amendment”) is made this 30 day of September, 2014, between COBALT INDUSTRIAL REIT II, a Texas real estate investment trust (“Landlord”), and PHARMEDIUM SERVICES, LLC, a Delaware limited liability company (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord, as successor-in-interest to ARI-Sugar Land, L.P., and Tenant are parties to that certain Industrial Building Lease Agreement dated October 28, 2004, as amended by that certain First Amendment to Lease dated April 26, 2006, as further amended by that certain Second Amendment to Lease dated October 12, 2009, and as further amended by that certain Third Amendment to Lease dated June 5, 2013 (collectively, the “Lease”), pursuant to which Tenant is currently leasing approximately 62,400 square feet (the “Current Premises”) located at 12620 W. Airport Boulevard, Sugar Land, Texas, in the Project owned by Landlord known as Sugarland Business Park; and

WHEREAS, the parties desire to further extend the Term of the Lease as provided herein; and

WHEREAS, Tenant has requested that an additional 11,700 square feet of space known as Suite 180 and shown on Exhibit A attached hereto (the “Suite 180 Expansion Premises”) be added to the Premises; and

WHEREAS, any capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Lease.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Extension of Term. The Term is hereby extended to expire at 11:59PM local time on September 30, 2023. For purposes of this Amendment, the period between October 1, 2020 and September 30, 2023 shall be known as the “Second Extension Term.”

2. Expansion of Premises. Effective January 1, 2015 (for purposes of this Amendment, the “Expansion Date”), the Premises shall include the Suite 180 Expansion Premises, which collectively with the Current Premises shall consist of 74,100 square feet of space and shall be deemed the Premises, as defined in the Lease. The Suite 180 Expansion Premises shall be subject to all the terms and conditions of the Lease except as expressly modified herein.

3. Base Rent. Effective on the Expansion Date, in addition to any other payments to be made under the Lease, including but not limited to the obligation to pay Tenant’s Pro Rata Share of Basic Costs, Tenant shall pay Base Rent as follows:

	Approx. Monthly PSF	Approx. Annual PSF	Monthly Amount		Annual Amount
1/1/15-6/30/15	$0.52	$6.24	$38,532.00	*	$462,384.00	*
7/1/15-9/30/15	$0.52	$6.24	$38,532.00		$462,384.00
10/1/15-9/30/20	$0.55	$6.60	$40,755.00		$489,060.00
10/1/20-9/30/23	$0.58	$6.96	$42,978.00		$515,736.00

*	Provided that no Event of Default occurs under the Lease, Base Rent for the Suite 180 Expansion Premises shall be abated by fifty percent (50%) for the first six (6) months following the Expansion Date (the “Abatement Period”). All of the terms and conditions of the Lease, including but not limited to Tenant’s obligation to pay one hundred percent (100%) of Tenant’s Pro Rata Share of Basic Costs for the Suite 180 Expansion Premises and full Rent for the Current Premises, shall remain in full force and effect during the Abatement Period. If any Event of Default occurs under the Lease, the Abatement Period shall immediately terminate, and the Base Rent which was abated shall immediately become due and payable at the Approximate Monthly PSF rate stated in the above schedule.

4. Tenant’s Pro Rata Share. Effective on the Expansion Date, Tenant’s Pro Rata Share, as defined in Section 1.J. of the Lease, shall be 23.44%.

5. Delivery of Suite 180 Expansion Premises. Tenant acknowledges and agrees that as of the date of this Amendment, the Suite 180 Expansion Premises is leased to another tenant through December 31, 2014. If Landlord is unable to deliver the Suite 180 Expansion Premises to Tenant on the Expansion Date designated in Paragraph 1 above as a result of the failure of the existing tenant to vacate the Suite 180 Expansion Premises and surrender same to Landlord, Landlord shall have no liability to Tenant for any such failure or delay in the delivery of the Suite 180 Expansion Premises, and this Amendment shall remain in full force and effect except that the Expansion Date shall be postponed until the date that Landlord is able to deliver the Suite 180 Expansion Premises to Tenant and the Abatement Period shall commence on the Expansion Date, as so postponed.

6. Brokers. Tenant and Landlord each represent that it has not had any dealings with a real estate broker, finder or other person with respect to this Amendment in any manner, except NAI Houston, broker for Landlord (the “Broker”). Landlord shall pay any commissions or fees that are payable to the Broker with respect to this Amendment in accordance with the provisions of a separate commission agreement. Each party shall indemnify the other party against all costs or liabilities for commissions or compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

7. Acknowledgements of Tenant. Tenant hereby acknowledges and agrees as follows: (i) except as described in Paragraph 5 of the Third Amendment to Lease, Tenant does not have, and hereby waives any option to renew or extend the Term beyond the expiration of the Second Extension Term; (ii) Tenant does not have, and hereby waives any option to terminate the Lease prior to the expiration of the Second Extension Term; (iii) except as described in Paragraph 6 of the Third Amendment to Lease, Tenant does not have, and hereby waives any option to expand the Premises; (iv) Landlord does not have any obligation to complete or construct any improvements to the Suite 180 Expansion Premises; and (v) Tenant is occupying the Current Premises, and shall occupy the Suite 180 Expansion Premises, in its “AS IS” “WHERE IS” condition, “WITH ALL FAULTS.”

8. Allowance. Landlord shall provide Tenant with an allowance in an amount up to, but not to exceed, One Hundred Thousand and No/100 Dollars ($100,000.00) (the “Allowance”) to be used toward costs incurred by Tenant in installing additional air conditioning equipment in the Premises (the “Improvements”). Landlord shall pay the documented cost of the Improvements directly to Tenant or, at Tenant’s option, to Tenant’s HVAC contractor, and deduct the amount of all such payments from the Allowance. Notwithstanding the foregoing, Landlord shall not be obligated to pay any portion of the Allowance unless and until Landlord shall have (i) approved all plans and specifications for such Improvements prior to commencement thereof; (ii) approved all contractors engaged by Tenant for the performance of the Improvements prior to commencement thereof; (iii) received certificates of insurance from all such contractors; (iv) received invoices documenting the cost of the Improvements for which payment is requested; and (v) received unconditional lien waivers from all contractors performing labor or providing materials for any portion of the Improvements. In connection with its review of Tenant’s plans and specifications, Landlord may require Tenant to engage Landlord’s roof contractor for any roof penetrations necessary in connection with the Improvements, and the commercially reasonable cost thereof shall be deducted from the Allowance. All costs of construction of the Improvements in excess of the Allowance shall be payable by Tenant. Tenant shall obtain all necessary permits and governmental approvals necessary for the Improvements at its sole risk and expense and shall cause the Improvements to be constructed in accordance with such permits and approvals and all applicable laws. Landlord shall have no obligation to pay, reimburse or allow Tenant any right of offset to the extent of any unspent portion of the Allowance. The Allowance shall be available to Tenant for a period of ninety (90) days following the date of this Amendment.

9. Counterpart Execution. This Amendment shall not be effective or binding until such time as it has been executed and delivered by all parties hereto. This Amendment may be executed in counterparts, all of which shall constitute a single agreement.

10. Ratification. Except as modified by this Amendment, the Lease and all terms, conditions, covenants and agreements thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed. For the avoidance of doubt, Landlord reserves all of its rights and remedies under the Lease and no provision of the Lease shall be waived, except by an instrument in writing (referring specifically to the Lease) executed by the party against whom waiver is sought.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first above written.

LANDLORD:

COBALT INDUSTRIAL REIT II, a Texas real estate investment trust

By:	/s/ Lewis D. Friedland
Name:	Lewis D. Friedland
Title:	President

TENANT:

PHARMEDIUM SERVICES, LLC, a Delaware limited liability company

By:	/s/ William R. Spalding
Name:	William R. Spalding
Title:	CEO

EXHIBIT A

Suite 180 Expansion Premises

[See attached.]

Exhibit 10.34.5

130'-0"
64'-0"
96'-0"
WAREHOUSE
5 - OVERHEAD DOORS
CONCRETE TILT WALL
ELECTRICAL PNL.
101
102
103
104
105
106
107
108
109
BK
LOBBY
RECEPTION
OPEN OFFICE
GLASS WINDOWS
LANDSCAPE
SIDEWALK
H/C
PARKING
EXIT

SUITE 190 FLOOR PLAN

SUGAR LAND BUSINESS PARK
12620 WEST AIRPORT BLVD. SUITE 190
HOUSTON, TEXAS 77478

BUILDING SUMMARY

NEW OFFICE AREA
WAREHOUSE AREA 7,740 SF.
TOTAL AREA

BUILDING FEATURES

MASTER PLANNED BUSINESS PARK
CONCRETE TILT WALL CONSTRUCTION
(6) DOCK HIGH REAR LOADING DOORS
20' CLEAR HEIGHT
ESFR FIRE SPRINKLERED
SECURITY LIGHTING
ALL CONCRETE PAVING

LOCATION MAP
PROJECT SITE
NORTH

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